UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 17, 2017
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2017, Customers Bancorp, Inc. ("Customers Bancorp"), its subsidiary, Customers Bank ("Customers Bank") and Customers Bank's subsidiary, BankMobile Technologies, Inc. ("BMT") and Flagship Community Bank ("Flagship"), entered into an Amended and Restated Purchase and Assumption Agreement and Plan of Merger (the "Amended Purchase Agreement").  The Amended Purchase Agreement replaces the Purchase and Assumption Agreement (the "Original Purchase Agreement"), entered into by Customers Bancorp, Customers Bank and Flagship on March 7, 2017.

The Original Purchase Agreement provided for the sale by Customers Bancorp and Customers Bank of the assets of the BankMobile division of Customers Bank to Flagship and the assumption by Flagship of the liabilities of the BankMobile division.  The purchase price to be paid by Flagship under the Original Purchase Agreement was $175,000,000, subject to adjustment as provided in the Original Purchase Agreement. Completion of that transaction was subject to a variety of conditions, including Flagship obtaining financing in an amount not less than $260,000,000.  Flagship was unable to obtain that financing.

The Amended Purchase Agreement provides for (i) a spin-off of the BankMobile business to Customers Bancorp's common shareholders (the "Spin-off"), with shares of BMT to be distributed to common shareholders as a dividend, on a pro rata basis, (ii) the subsequent merger of BMT into Flagship (the "Merger"), with shareholders of BMT receiving shares of Flagship common stock as consideration in the Merger, and (iii) the sale of certain deposits relating to the BankMobile business, and the transfer of cash, investment securities or other assets with fair value equal to the amount of deposits less the $10 million sales price of deposits, to Flagship in return for a cash payment of approximately $10 million.  Following completion of the Spin-off and Merger and the other transactions contemplated in the Amended Purchase Agreement, Customers Bancorp's shareholders collectively will own more than 50% of Flagship's common stock, valued at approximately $110,000,000.  Customers Bancorp believes the transactions will be treated as a tax-free exchange for both Customers Bancorp's shareholders and Customers Bancorp.

The Amended Purchase Agreement includes customary representations, warranties and covenants of the parties.  The covenants of Customers Bancorp, Customers Bank and BMT (collectively, "Sellers") include, among other things, a requirement to conduct the BankMobile business in the ordinary course during the period between the execution of the Amended Purchase Agreement and closing of the transactions contemplated therein, a prohibition against soliciting proposals or engaging in discussions or negotiations relating to proposals regarding alternative business combination transactions with respect to the BankMobile business, with certain limited exceptions. In addition, Sellers have agreed to five-year non-competition and non-solicitation terms, which will prohibit Customers Bancorp and Customers Bank from engaging or assisting others in engaging in the Business (as defined in the Amended Purchase Agreement) or owning a material interest in another entity engaged in the Business, and will generally prohibit Customers Bancorp and Customers Bank from hiring or soliciting Flagship's employees for employment or encouraging them to leave Flagship's employment. Flagship's covenants include, among other things, a prohibition against soliciting proposals relating to alternative business combination transactions and, with certain exceptions, a prohibition against engaging in discussions or negotiations relating to proposals regarding alternative business combination transactions.  In connection with the parties' entry into the Amended Purchase Agreement, Sellers have paid Flagship the $300,000 extension fee due under the terms of the Original Purchase Agreement.

Completion of the transactions contemplated by the Amended Purchase Agreement is subject to certain closing conditions, including (i) receipt of required regulatory approvals, (ii) Flagship obtaining financing of approximately $100,000,000, (iii) approval by Flagship shareholders of certain matters relating to the Merger, (iv) receipt by Sellers and Flagship of opinions from their respective tax counsel regarding the tax-free treatment of the transactions, (v) the effectiveness of certain filings with the Securities and Exchange Commission and FDIC, to the extent required, and (vi) certain other customary conditions.

The Amended Purchase Agreement contains certain termination rights for both Sellers and Flagship.  If closing of the transaction does not occur by June 30, 2018, Sellers and Flagship may mutually agree to extend the closing deadline to September 30, 2018.  Under certain circumstances, in connection with a termination of the Amended Purchase Agreement, Flagship will be entitled to a payment from Sellers of $1,000,000, which amount will be deposited by Sellers in an escrow account pending completion of the transactions contemplated by the Amended Purchase Agreement.

Each party has agreed to indemnify the other for certain breaches of its representations, warranties and covenants, and with respect to certain matters relating to the assets being transferred and liabilities being assumed.  In addition, Sellers have agreed to indemnify Flagship's directors and officers, and to provide liability insurance for the benefit of those directors and officers, with respect to any claims relating to the transactions contemplated by the Amended Purchase Agreement.  Sellers also have agreed to pay all of Flagship's expenses associated with the transactions contemplated by the Amended Purchase Agreement, including legal and investment banking fees, provided that all expenses paid by Sellers that are associated with Flagship's financing will be reimbursed to Sellers upon successful completion of the financing and closing of the transactions contemplated by the Amended Purchase Agreement.

In connection with the Amended Purchase Agreement, the parties also will enter into one or more additional agreements, including a Separation and Distribution Agreement, which will cover the transactions necessary to complete the Spin-off, including the distribution of BMT's shares to holders of Customers Bancorp's common stock.

In connection with the announcement of the execution of the Original Agreement, Customers Bancorp indicated that it expected to pay approximately $24.5 million to certain employees upon closing of the transactions contemplated by the Original Agreement.  As a result of the changes in the transaction provided in the Amended Purchase Agreement, Customers Bancorp will not make any such payments.

The foregoing description of the Amended Purchase Agreement is qualified in its entirety by reference to the Amended Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amended Purchase Agreement and the above description have been included to provide Customers Bancorp's investors with information regarding the terms of the Amended Purchase Agreement. They are not intended to provide any other factual information about Customers Bancorp, Customers Bank, BMT, Flagship or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Amended Purchase Agreement were made only for purposes of the Amended Purchase Agreement as of the specific dates set forth therein, are solely for the benefit of the parties to the Amended Purchase Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Customers, Customers Bank, BMT, Flagship or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations, warranties and covenants may change after the date of the Amended Purchase Agreement, which subsequent information may or may not be fully reflected in Customers Bancorp's public disclosures.  Accordingly, investors should read the representations, warranties and covenants in the Amended Purchase Agreement not in isolation but only in conjunction with the other information about Customers Bancorp that Customers Bancorp includes in reports, statements and other filings that it makes with the Securities and Exchange Commission.

The information presented in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the execution of the Amended Purchase Agreement described above, the Board of Directors of Customers Bancorp approved a waiver of Section 6.1 of the Customers Bancorp Code of Ethics and Business Conduct (the "Code"), which provides for certain restrictions on personal investments by Customers Bancorp personnel subject to the Code, including Customers Bancorp's directors and officers, including the chief executive officer, chief financial officer, and principal accounting officer.  The waiver was granted to allow persons otherwise subject to the restrictions of Section 6.1 of the Code to purchase securities to be offered and sold by Flagship in connection with Flagship's capital-raising activities, which are a condition to closing of the transactions contemplated by the Amended Purchase Agreement. The waiver allows persons subject to the Code to make such purchases as long as they are made on terms substantially equivalent to the terms on which other investors purchase Flagship securities in connection with such capital-raising efforts by Flagship.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1
Amended and Restated Purchase and Assumption Agreement and Plan of Merger dated as of November 17, 2017 among BankMobile Technologies, Inc., Customers Bank and Customer's Bancorp, Inc. and Flagship Community Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: November 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1
Amended and Restated Purchase and Assumption Agreement and Plan of Merger dated as of November 17, 2017 among BankMobile Technologies, Inc., Customers Bank and Customer's Bancorp, Inc. and Flagship Community Bank.